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                                                                    EXHIBIT 21.1

                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              List of Subsidiaries
                              --------------------

Name of Subsidiary                  Jurisdiction of             Ownership
------------------                  Incorporation               ---------
                                    -------------
PSDI International                  Delaware                       (1)
Software, Inc.
PSDI Security Corporation           Massachusetts                  (1)
PSDI International                  Delaware                       (2)
Holdings, Inc.
PSDI Export, Inc.                   Barbados                       (1)
PSDI (UK) Limited                   United Kingdom                 (2)
PSDI Canada Limited                 Canada                         (2)
PSDI France S.A.R.L.                France                         (2)
PSDI Australia Pty.                 Australia                      (2)
Limited
PSDI Deutschland, GmbH              Germany                        (2)
PSDI Europe Ltd.                    United Kingdom                 (2)
PSDI Espana S.A.                    Spain                          (2)
PSDI Benelux NV                     Netherlands                    (2)
PSDI Norden AB                      Sweden                         (2)
PSDI Japan K.K.                     Japan                          (2)
PSDI (Thailand) Limited             Thailand                       (2)
PSDI India Private Limited          India                          (2)
PSDI Brasil Ltda.                   Brazil                         (3)
PSDI Hong Kong Limited              Hong Kong                      (2)
PSDI Mexico S.A. de C.V.            Mexico                         (3)
PSDI Computer Software              China                          (1)
Development (Shanghai) Co.
Ltd.
PSDI Italia s.r.l.                  Italy                        (1 & 2)
MRO.com, Inc.                       Delaware                       (1)
MRO.com, Limited                    United Kingdom                 (4)
MRO.com, Limited                    Canada                         (4)
MRO.com Pty Limited                 Australia                      (4)
MRO.com (Asia) Limited              Hong Kong                      (4)
INTERMAT, Inc.                      Delaware                       (1)
IDFM Corporation                    Delaware                       (1)
Applied Image Technology, Inc.      Delaware                       (1)

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(1)  All of the outstanding capital stock is owned by Project Software &
     Development, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by PSDI International Software, Inc.

(3) 4,950 shares are owned by PSDI International Software, Inc. and 50 shares are owned by PSDI International Holdings, Inc.

(4)  All outstanding capital stock is owned by MRO.com, Inc.